Exhibit 99.2

                                      PROXY



                                  TOROTEL, INC.

                                  -------------



                         ANNUAL MEETING OF SHAREHOLDERS



The  undersigned  shareholder  of Torotel,  Inc.,  a Missouri  corporation  (the

"CORPORATION"),  hereby constitutes and appoints Peter B. Caloyeras and Basil P.

Caloyeras,  and each of them acting individually,  as attorney-in-fact and proxy for the undersigned,  with full power of  substitution,  for and in the name and stead of the  undersigned  to attend the Annual Meeting of  Shareholders  of the

Corporation  to be held at the  offices of Stinson  Morrison  Hecker LLP at 1201

Walnut Street, 29th Floor, Kansas City, Missouri 64106, on Tuesday,  October 17,

2006, at 1:30 p.m., and any  adjournment or  postponement  thereof,  to vote all shares  of the  Corporation  held  in the  name  of the  undersigned  which  the undersigned would be entitled to vote if personally  present for the purpose of:

(1) electing  individuals to serve as director of the Corporation to hold office for a term of three  years and until their  successors  have been  selected  and

qualified;   (2)  approving  an  amendment  to  the  Corporation's  Articles  of

Incorporation to increase the number of authorized shares; and (3) to act on any other matter which may properly  come before the meeting or any  adjournment  or postponement thereof.



This proxy is irrevocable prior to the holding of the meeting referred to above,

or any adjournment or postponement thereof.



Date:  October 11, 2006                     Signature:  /s/ Aliki S. Caloyeras

                                                        ----------------------

                                            Print Name:  Aliki S. Caloyeras

                                            Number of Shares:  769,667



NOTE: If shares are registered in more than one name, all owners should sign. If signing in a fiduciary or  representative  capacity,  please give full title and attach evidence of authority.  Corporations  and other entities please sign with full  corporate  name by a duly  authorized  officer and, if  applicable,  affix corporate seal.